UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30. 2014

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 30, 2014 and July 1, 2014, InterMune, Inc. (the “Company”) agreed through separately negotiated private transactions with certain existing holders of the Company’s 2.50% Convertible Senior Notes due 2017 (the “2017 Notes”) to exchange $41,000,000 in aggregate principal amount of 2017 Notes beneficially owned by the noteholders for (i) an aggregate of 3,185,703 shares of the Company’s common stock (the “2017 Exchange Shares”), (ii) $1,332,500 aggregate cash consideration and (iii) accrued but unpaid interest on the exchanged 2017 Notes up to, but excluding the exchange settlement date. For the share portion of the overall exchange consideration, the notes are to be exchanged at a rate of 77.7001 shares per $1,000 note, which represents an exchange price of approximately $12.87. This exchange price is the same as the the original conversion price of the 2017 Notes.

On July 1, 2014, the Company also agreed in a separately negotiated private transaction with existing holders of the 2017 Notes to exchange $11,930,000 in aggregate principal amount of 2017 Notes beneficially owned by the noteholders for (i) an aggregate of 908,423 2017 Exchange Shares, (ii) approximately $1,213,648 aggregate cash consideration and (iii) accrued but unpaid interest on the exchanged 2017 Notes up to, but excluding the exchange settlement date. For the share portion of the overall exchange consideration, the notes are to be exchanged at a rate of 76.1461 shares per $1,000 note, which represents an exchange price of approximately $13.13 and an approximately $0.26 premium on the original conversion price of the 2017 Notes of $12.87 per share.

In addition, on July 1, 2014, the Company also agreed in a separately negotiated private transaction with an existing holder of the Company’s 5.00% Convertible Senior Notes due 2015 (the “2015 Notes”) to exchange $16,860,000 in aggregate principal amount of 2015 Notes beneficially owned by the noteholder for (i) an aggregate of 893,008 shares of the Company’s common stock (the “2015 Exchange Shares” and, together with the 2017 Exchange Shares, the “Exchange Shares”), (ii) $674,400 aggregate cash consideration and (iii) accrued but unpaid interest on the exchanged 2015 Notes up to, but excluding the exchange settlement date. For the share portion of the overall exchange consideration, the notes are to be exchanged at a rate of 52.9661 shares per $1,000 note, which represents an exchange price of approximately $18.88 per share. This exchange price is the same as the original conversion price of the 2015 Notes.

The Company expects to have issued all of the Exchange Shares by July 7, 2014. Upon the closing of these separate transactions and retirement of the exchanged 2017 Notes and 2015 Notes, $24,721,000 of the 2017 Notes and $1,500,000 of the 2015 Notes will remain outstanding.

As the Exchange Shares were exchanged by the Company through a private transaction with the holders, each of which are accredited investors, the transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the provisions of Section 4(a)(2) thereof. No sales of securities of the same class as the 2017 Notes, the 2015 Notes or the Exchange Shares have been or are to be made by the Company by or through an underwriter at or about the same time as the exchanges for which the exemption is claimed. The Company will not receive any proceeds from the issuance of the Exchange Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	INTERMUNE, INC.

	By:	/s/ Andrew Powell
Andrew Powell
Executive Vice President, General Counsel and Corporate Secretary